Registration Statement No. 333-264388

Filed Pursuant to Rule 424(b)(2)

Product Supplement to the Prospectus dated May 26, 2022

and the Prospectus Supplement dated May 26, 2022

Senior Medium-Term Notes, Series I

Exchangeable Notes Linked to One or More Equity Securities

Bank of Montreal may offer and sell notes linked to the performance of one or more equity securities. The payment at maturity (or earlier redemption) on your notes will be based on the performance of the applicable equity security or equity securities during the term of your notes.

This product supplement describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe the terms that apply specifically to the notes, including any changes to the terms specified below. We refer to these term sheets and pricing supplements generally as “pricing supplements.” If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement or in the accompanying prospectus supplement or prospectus, the following hierarchy will govern: first, the pricing supplement will govern; second, this product supplement; third, the accompanying prospectus supplement and last, the accompanying prospectus.

The notes will not be listed on any securities exchange.

You should read the detailed description of the terms of the notes found in “Summary Information” and “General Terms of the Notes.”

Your investment in the notes involves certain risks. We encourage you to read the “Additional Risk Factors Relating to the Notes” section beginning on page PS-5 of this product supplement and in the “Risk Factors” sections beginning on page S-1 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus, so that you may better understand those risks.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy of this product supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.

BMO CAPITAL MARKETS CORP.

Product Supplement dated September 20, 2024

TABLE OF CONTENTS

Summary Information	PS-2
Additional Risk Factors Relating to the Notes	PS-5
General Terms of the Notes	PS-12
Use of Proceeds and Hedging	PS-26
Supplemental Tax Considerations	PS-27
Certain Considerations For ERISA And Other U.S. Employee Benefit Plans	PS-33
Supplemental Plan of Distribution	PS-34

Summary Information

We refer to the notes we are offering by this product supplement as the “notes.” Each of the notes, including your notes, has the terms described below and under “General Terms of the Notes.” In addition, references to the “accompanying prospectus” mean the accompanying prospectus, dated May 26, 2022, as supplemented by the accompanying prospectus supplement, dated May 26, 2022, relating to our Series I Senior Medium-Term Notes.

Issuer:	Bank of Montreal
Reference Asset:

Your notes will be linked to the performance of an equity security (a “Reference Asset”) or a weighted basket (a “Basket”) of equity securities (each a “Basket Component”).

If the notes are linked to a Basket, each Basket Component will be assigned a Weighting Percentage that represents its weight in the applicable Basket. Each Basket Component’s Weighting Percentage will be specified in the applicable pricing supplement.

Interest Rate:	Unless otherwise specified in the applicable pricing supplement, we will not make periodic payments of interest on the notes.
Denominations:	Unless otherwise specified in the applicable pricing supplement, the notes will be issued in denominations of $1,000 and integral multiples of $1,000.
Trade Date:	The Trade Date for your notes will be set forth in the applicable pricing supplement and will be subject to postponement by the Calculation Agent in the event of a market disruption event.
Settlement Date:	The Settlement Date for your notes will be set forth in the applicable pricing supplement and will be subject to postponement by the Calculation Agent in the event of a market disruption event.
Valuation Date(s):

The Valuation Date or Valuation Dates, as applicable, for your notes will be set forth in the applicable pricing supplement and will be subject to postponement by the Calculation Agent in the event of a market disruption event.

Maturity Date:	The Maturity Date for your notes will be as set forth in the applicable pricing supplement and will be subject to postponement by the Calculation Agent in the event of a market disruption event.
Payment at Maturity:

Unless your notes have been previously redeemed or an Extraordinary Event has occurred (if applicable), on the Maturity Date you will receive an amount in cash per note equal to the greater of (i) the principal amount per note and (ii) the Alternative Redemption Amount.

Alternative Redemption Amount:

With respect to notes linked to a Reference Asset:

Unless otherwise specified in the applicable pricing supplement, the Alternative Redemption Amount will equal the Share Exchange Amount multiplied by the Final Level.

The applicable pricing supplement may specify that Physical Settlement is applicable to your notes. Unless otherwise specified in the applicable pricing supplement, if Physical Settlement is applicable to your notes, the Alternative Redemption Amount will be a number of shares equal to the Share Exchange Amount.

With respect to notes linked to a Basket:

Unless otherwise specified in the applicable pricing supplement, the Alternative Redemption Amount will equal the sum of the Basket Component Cash Values for each Basket Component. The “Basket Component Cash Value” of a Basket Component will equal the product of its Share Exchange Amount multiplied by its Final Level.
Share Exchange Amount:

Unless otherwise specified in the applicable pricing supplement, with respect to a Reference Asset or Basket Component, its Share Exchange Amount will equal its Unadjusted Share Amount divided by its Conversion Premium Amount. A Reference Asset’s or Basket Component’s Share Exchange Amount reflects the adverse effect of its Conversion Premium Amount on the potential payment at maturity you will receive with respect to the notes.

Unadjusted Share Amount:

With respect to notes linked to a Reference Asset:

Unless otherwise specified in the applicable pricing supplement, the Unadjusted Share Amount will equal the principal amount per note divided by the Initial Level.

With respect to notes linked to a Basket:

Unless otherwise specified in the applicable pricing supplement, the Unadjusted Share Amount of a Basket Component will equal (i) the principal amount per note multiplied its Weighting Percentage divided by (ii) the Initial Level.

Conversion Premium Amount:	As specified in the applicable pricing supplement.
Initial Level:

As specified in the relevant pricing supplement with respect to a Reference Asset or Basket Component, as applicable, and subject to adjustment as described herein. If any adjustment is made to the Initial Level, a corresponding adjustment will be made to the applicable Unadjusted Share Amount and Share Exchange Amount.

Final Level:

The closing level of the Reference Asset or Basket Component, as applicable, on the Valuation Date or the arithmetic average of the closing levels of the Reference Asset or Basket Component, as applicable, on two or more specified trading days (each of which would be a Valuation Date), unless otherwise specified in the applicable pricing supplement.

Ordinary Dividend Adjustments:

The applicable pricing supplement will specify if ordinary dividend adjustments are applicable to the notes. Unless otherwise specified in the pricing supplement, Ordinary Dividend Adjustments will not be applicable.

Issuer Call:

Unless otherwise specified in the applicable pricing supplement, the Issuer may , in its sole discretion, redeem your notes in whole, but not in part, (an “Issuer Call”) on any trading day during a specified period (the “Issuer Call Period”). The Issuer will deliver notice of an Issuer Call (an “Issuer Call Notice”) to the trustee, and the Issuer Call Notice will specify the date on which the notes will be redeemed (the “Call Date”).

If the Issuer elects to redeem the notes pursuant to the Issuer Call, the notes will be accelerated and, if the notes have a single Valuation Date, the Valuation Date shall be the third trading day immediately preceding the Call Date. If the notes have more than one Valuation Date, the final Valuation Date shall be the third trading day immediately preceding the Call Date and the other Valuation Dates shall be adjusted accordingly. The payment you will receive on the Call Date will be an amount in cash equal to the greater of (i) the principal amount per note and (ii) the Alternative Redemption Amount.

If the applicable pricing supplement specifies that we will make periodic payments of interest on the notes, then you will also receive on the applicable Call Date any interest accrued but not yet paid up to the Call Date.

Unless otherwise set forth in the applicable pricing supplement, the Issuer Call Period shall be each trading day from, and including, the Trade Date to, but excluding, a specified trading day prior to the first Valuation Date.

Exchange Right:	If specified in the applicable pricing supplement, you may elect to require the Issuer to exchange your notes, in whole or in part, prior to the Maturity Date (an “Exchange

Right”) on any business day during a specified period (the “Exchange Period”). In order to exercise any Exchange Right, you must comply with the exchange procedures described herein under “General Terms of the Notes—Exchange Right—Exchange Procedures”. If you exercise your Exchange Right, the notes will be accelerated and the Valuation Date or the first Valuation Date, as applicable, will be the date on which the Issuer confirms receipt of your exchange notice in accordance with the exchange procedures described herein and the Maturity Date shall be adjusted accordingly. The payment you will receive on the Maturity Date (as accelerated) will be an amount in cash equal to the Alternative Redemption Amount.

If the applicable pricing supplement specifies that we will make periodic payments of interest on the notes, then you will also receive any interest accrued but not yet paid up to the Maturity Date as adjusted.

Unless otherwise set forth in the applicable pricing supplement, the Exchange Period shall be each trading day from, and including, the Trade Date to, but excluding, a specified trading day prior to the first Valuation Date.

Physical Settlement:

The applicable pricing supplement will specify if Physical Settlement is applicable to your notes. Unless otherwise specified in the applicable pricing supplement, Physical Settlement will not be applicable to your notes.

Extraordinary Event:	If specified in the applicable pricing supplement, the additional adjustments described under “General Terms of the Notes – Extraordinary Event” may apply.
Additional Terms:	The applicable pricing supplement for your notes may set forth terms that are additional to, or different from, the terms described in this product supplement.
Clearance and Settlement:	DTC
Listing:	The notes will not be listed on any securities exchange.
Calculation Agent:

Unless otherwise set forth in the applicable pricing supplement, BMO Capital Markets Corp. will serve as Calculation Agent for the notes. The Calculation Agent will make all required determinations as to the amounts payable on the notes.

ADDITIONAL RISK FACTORS RELATING TO THE NOTES

An investment in the notes involves risks. This section describes significant risks relating to the terms of the notes. Before investing in the notes, you should read the following information about these risks, together with the other information contained in or incorporated by reference in the applicable pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus.

Risks Related to the Structure or Terms of the Notes

Your investment in the notes may result in a loss. The return on the notes is linked to the performance of the Reference Asset or the Basket Components and will depend on whether, and the extent to which, the Alternative Redemption Amount is greater (and in the case of an exercise of any applicable Exchange Right, greater or less than) the principal amount per note. The return on the notes will be positive only if the Alternative Redemption Amount is greater than the principal amount. Because the Share Exchange Amount used to calculate the Alternative Redemption Amount incorporates a conversion premium, the Alternative Redemption Amount will exceed the principal amount per note only if the performance of the Reference Asset or Basket Components is sufficiently positive to overcome the effect of the conversion premium. Furthermore, if you exercise your Exchange Right and the Alternative Redemption Amount is less than the principal amount per note, you will lose some or all of your initial investment. You should be willing to hold your notes to maturity. If you are able to sell your notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the Reference Asset or each Basket Component at such time is equal to or greater than its Initial Level.

The notes do not pay interest and your return may be lower than the return on a conventional debt security of comparable maturity. Unless otherwise specified in the applicable pricing supplement, there will be no periodic interest payments on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. The yield that you will receive on your notes, which could be negative, may be less than the yield you could earn if you purchased a standard senior debt security of Bank of Montreal with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

We may elect to call the notes, and the notes are subject to reinvestment risk. If the applicable pricing supplement states that an Issuer Call is applicable, we may elect to call the notes at our discretion prior to the Maturity Date. If we elect to call your notes early, you may not be able to reinvest your proceeds in an investment with returns that are comparable to the notes. Further, our right to call the notes may also adversely impact your ability to sell your notes in the secondary market. It is more likely that we will elect to call the notes prior to maturity when the expected amounts payable on the notes are greater than the amount that would be payable on other instruments issued by us of comparable maturity, terms and credit rating trading in the market. The greater likelihood of us calling the notes in that environment increases the risk that you will not be able to reinvest the proceeds from the called notes in an equivalent investment with similar potential returns. To the extent you are able to reinvest such proceeds in an investment comparable to the notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. We are less likely to call the notes prior to maturity when the expected amounts payable on the notes are less than the amounts that would be payable on other comparable instruments issued by us, which includes when the Reference Asset or Basket Components are performing unfavorably to you. Therefore, the notes are more likely to remain outstanding when the expected amount payable on the notes is less than what would be payable on other comparable instruments and when your risk of not receiving any positive return on your initial investment is relatively higher.

Your ability, if any, to exchange your notes prior to maturity is limited. You will only have the right to exchange your notes pursuant to the Exchange Right, if the relevant pricing supplement specifies that an Exchange Right is applicable to your notes. Furthermore, even if the Exchange Right is applicable to your notes, it will only be available during the specified Exchange Period. In order to exercise the Exchange Right, you must also follow the procedures described herein; failure to follow such procedures may render your attempt to exercise the Exchange Right ineffective and, accordingly, the Issuer will not exchange your notes. If you successfully exercise your Exchange Right, you may receive less than the principal amount and your return on the motes may be negative.

Your return on the notes may be negatively effected if an Extraordinary Event occurs. If an Extraordinary Event occurs, you will no longer have the opportunity to participate in any positive performance of the Reference Asset or Basket Component. If an Extraordinary Event occurs, your payment at maturity will be limited to the principal amount per note or, if the notes are linked to a Basket, the Basket Component Cash Value of the affected Basket Component will only reflect the pro rata portion of the principal amount. Additionally, even though holders would receive the Extraordinary Event Amount, such amount is expected to be insignificant and may be zero. Accordingly, if your notes are linked to a Reference Asset and an Extraordinary Event occurs, you are unlikely to receive more than the principal amount per note and any interest (if the applicable pricing supplement specifies that your notes will bear interest). If your notes are linked to a Basket and an Extraordinary Event occurs with respect to a Basket Component, the portion of your payment on the notes that is determined by reference to that Basket Component will be limited to the pro rata portion of the principal amount. Accordingly, such Basket Component will no longer contribute to any possible positive return on the notes. If you purchased your notes at a price that is greater than the principal amount and an Extraordinary Event occurs, the payment you receive at maturity may be less than your initial investment, and your return on the notes may be negative. If you purchased your notes at the principal amount and an Extraordinary Event occurs, your return on the notes may be zero.

The Initial Level may be determined after the pricing date of the notes. If so specified in the relevant pricing supplement, the Initial Level will be determined based on the arithmetic average of the closing levels of the Reference Asset or Basket Component on certain specified dates. One or more of these days may occur on or following the pricing date or the issue date of the notes; as a result, the Initial Level may not be determined, and you may therefore not know such value, until after the issue date. The resulting Initial Level may be less favorable than if the Initial Level were calculated solely by reference to the closing level of the applicable Reference Asset or Basket Component on the pricing date.

The Final Level may be determined based on multiple Valuation Dates. If so specified in the relevant pricing supplement, the Final Level of the Reference Asset or a Basket Component will be determined based on the arithmetic average of the closing levels of the Reference Asset or Basket Component on certain specified dates. Your investment in the notes may not perform as well as an investment on which the Final Level is based solely on the performance of the Reference Asset or Basket Component, as applicable, on a single day shortly before maturity. Your ability to earn a positive return on the notes at maturity may be limited by the averaging convention used to calculate the Final Level of the Reference Asset or Basket Component, especially if there is significant volatility in the closing level during the term of the notes.

Payments on the notes are subject to our credit risk, and changes in our credit ratings are expected to affect the market value of the notes. The notes are our senior unsecured debt securities. As a result, your receipt of interest payments (if applicable) and the amount due on the Maturity Date are each dependent upon our ability to repay our obligations at that time. This will be the case even if the Reference Asset performs or Basket Components perform, as applicable, favorably after the pricing date. No assurance can be given as to what our financial condition will be at any time during the term of the notes.

The amount to be paid at maturity will not be affected by all developments relating to the Reference Asset. Changes in the level of the Reference Asset or Basket Components during the term of the notes before or between the relevant Valuation Date or Valuation Dates will not be reflected in the calculation of the payment at maturity. The Calculation Agent will calculate this amount based solely on the Final Level and Initial Level of the Reference Asset or each Basket Component. No other levels of the Reference Asset or Basket Components, as applicable, will be taken into account. As a result, your return on the notes may be less than it would have been if the calculation of the payment on the notes were based on the performance of the Reference asset or Basket Components on other days during the term of the notes.

Adjustments to account for regular quarterly dividends that are less than the target cash dividend may adversely affect your return on the notes. If the applicable pricing supplement states that your notes will be adjusted for ordinary dividends, the amount that you are entitled to receive with respect to the notes will be subject to adjustment if an issuer or a Reference Asset or Basket Component, as applicable, pays regular quarterly dividends that are higher or lower than the applicable base dividend, as we describe under “General Terms of the Notes—Antidilution Adjustments—Ordinary Dividends” below. Whether the Initial Level of a Reference Asset or Basket Component will be adjusted for any particular regular quarterly dividend and whether the adjustment will be upward or downward will depend on the regular quarterly dividend for each quarter. It is impossible to predict whether and to what extent any issuer will pay dividends that are higher or lower than the base dividend for any given calendar quarter or whether any issuer will continue to pay dividends at all. Any adjustment to the Initial Level of a Reference Asset or Basket Component as a result of an ordinary dividend could adversely affect your potential return on, and the value of, the notes.

Whether an issuer will pay dividends and, if so, the amounts of such dividends, is in its sole discretion and beyond our control. You will not receive any dividends that may be paid by an issuer of a Reference Asset or Basket Component.

Risks Related to Liquidity and the Secondary Market

The notes may not have an active trading market. Your notes will not be listed on any securities exchange, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial. If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

The market value of your notes may be influenced by many unpredictable factors. The following factors, many of which are beyond our control, may influence the market value of your notes:

• the level of the Reference Asset or Basket Components, as applicable;

• the volatility of the level of the Reference Asset or Basket Components;

• the dividend rate on the Reference Asset or Basket Components;

• economic, financial, political, military, regulatory, legal and other events that affect the applicable securities markets and which may affect the level of the Reference Asset or Basket Components;

• interest rates in the market; and

• the time remaining to maturity of the notes.

These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes.

Risks Related to Hedging and Conflicts of Interest

Our trading and other transactions relating to a Reference Asset, Basket Components or related assets, and futures, options or other derivative products may adversely affect the market value of the notes. As described below under “Use of Proceeds and Hedging,” we or one or more affiliates may hedge our obligations under the notes by purchasing or selling shares of the Reference Asset, Basket Components or related assets, futures or options relating to the Reference Asset or Basket Components, or other derivative instruments with returns linked or related to changes in the performance of the Reference Asset or Basket Components. We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time. Although they are not expected to do so, any of these hedging activities may adversely affect the value of a Reference Asset or Basket Component, and therefore, the market value of the notes, and the amounts payable at maturity. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities, even though the market value of the notes decreases.

We or one or more of our affiliates may also engage in trading relating to a Reference Asset or Basket Component on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for our customers, including block trades. Any of these activities could adversely affect the level of a Reference Asset or one or more Basket Components and therefore, the market value of the notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of a Reference Asset or Basket Component. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

Our business activities or those of our affiliates may create conflicts of interest. We and our affiliates expect to engage in trading activities related to the Reference Asset or one or more Basket Components that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders’ interests in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Reference Asset or a Basket Component, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates may, at the time that we offer any notes or any time thereafter, engage in business with issuers of the Reference Asset or Basket Components, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates’ obligations and your interests as a holder of the notes. Moreover, we and our affiliates may have published, and in the future expect to publish, research reports with respect to a Reference Asset or Basket Component. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the level of the applicable Reference Asset or Basket Component and therefore, the market value of the notes.

The Calculation Agent can postpone the determination of the Final Level of a Reference Asset or Basket Component and/or other determinations with respect to the notes if a market disruption event occurs. The determination of the Final Level of a Reference Asset or Basket Component may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing on any Valuation Date with respect to the Reference Asset or a Basket Component. If such a postponement occurs, the Calculation Agent will use the closing level of the Reference Asset or Basket Component, as applicable, on the first subsequent business day on which no market disruption event occurs or is continuing with respect to the Reference Asset or Basket Component. In no event, however, will any Valuation Date be postponed by more than ten trading days. As a result, if a market disruption event occurs or is continuing on a Valuation Date, the Maturity Date for the notes could also be postponed, although not by more than ten trading days.

If the determination of the level of the Reference Asset or a Basket Component for any Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the level of the Reference Asset or applicable Basket Component will be determined by the Calculation Agent. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the level that would have prevailed in the absence of the market disruption event. See “General Terms of the Notes—Market Disruption Events.”

As Calculation Agent, BMO Capital Markets Corp. will have the authority to make determinations that could affect the value of your notes and your payment at maturity. As Calculation Agent for your notes, BMO Capital Markets Corp. will have discretion in making various determinations that affect your notes, including determining the Final Level of the Reference Asset or each Basket Component, market disruption events, and any amount payable on your notes. The Calculation Agent also has discretion in making certain adjustments relating to mergers and certain other corporate transactions the issuer of a Reference Asset or Basket Component may undertake and determining whether an anti-dilution adjustment is needed. The exercise of this discretion by BMO Capital Markets Corp. could adversely affect the value of your notes and may present BMO Capital Markets Corp., which is our wholly owned subsidiary, with a conflict of interest.

Risks Related to Taxation

Significant aspects of the tax treatment of the notes are uncertain.

The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement.

Notes we intend to treat as indebtedness for U.S. federal income tax purposes with a term that exceeds one year will likely be treated as debt instruments subject to special rules governing contingent payment debt instruments.  If you are a United States holder (as defined in the accompanying prospectus), you generally will be required to pay taxes on ordinary income over the term of such notes based on the comparable yield for the notes, even though you will not receive any payments from us until maturity or until an automatic redemption prior to maturity.  This comparable yield is determined solely to calculate the amounts you will be taxed on prior to maturity or prior to an automatic redemption prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be.  Any gain you may recognize on the sale, automatic redemption or maturity of the notes will be ordinary income in the case of notes with a term of more than one year.  Any loss you may recognize upon the sale, automatic redemption or maturity of notes with a term of more than one year will generally be ordinary loss to the extent of the interest you included as income in the current or previous taxable years in respect of the notes and thereafter will be capital loss. See the section entitled “Supplemental Tax Considerations – Supplemental U.S. Federal Income Tax Considerations—Where the Term of the Notes Exceeds One Year” herein.

Please read carefully the section entitled “Supplemental Tax Considerations” in this product supplement, the sections “United States Federal Income Taxation” and “Canadian Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

Risks Related to ERISA

Employee benefit plans should carefully review the legal issues of an investment in the notes. Any fiduciary of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA, a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include the assets of any of the foregoing (each of the foregoing, a “Benefit Plan Investor”) or any other plan which is subject to any federal, state, local or other law that is substantially similar to the fiduciary responsibility and prohibited transaction provisions of ERISA or Section 4975 of the Code (“Similar Law”) that is considering purchasing the notes with the assets of such Benefit Plan Investor or plan subject to Similar Law, should consult with its counsel regarding whether the purchase or holding of the notes is or could become a non-exempt “prohibited transaction” under ERISA or the Code or a violation of any Similar Law. For additional information, please see the discussion under “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” below.

Risks Relating to Reference Assets and Basket Components

Owning the notes is not the same as owning a Reference Asset or the Basket Components or a security directly linked to the performance of the Reference Asset or Basket Components. The return on your notes will not reflect the return you would realize if you actually owned the applicable Reference Asset or Basket Components or a security directly linked to the performance of the applicable Reference Asset or Basket Components and held that investment for a similar period. Your notes may trade quite differently from the applicable Reference Asset or Basket Components. Changes in the level of a Reference Asset or Basket Component may not result in comparable changes in the market value of your notes. Even if the level of a Reference Asset or Basket Component performs favorably during the term of the notes, the market value of the notes prior to maturity may not increase to the same extent. It is also possible for the market value of the notes prior to maturity to decrease while the value of the Reference Asset or one or more Basket Components increases.

You must rely on your own evaluation of the merits of an investment linked to the Reference Asset or Basket Components. In the ordinary course of their business, we or our affiliates may have expressed views on expected movements in a Reference Asset or Basket Component, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to a Reference Asset or Basket Component may at any time have significantly different views from our views or those of our affiliates. For these reasons, you are encouraged to obtain information concerning the applicable Reference Asset or Basket Components from multiple sources, and you should not rely solely on views expressed by us or our affiliates.

The historical performance of a Reference Asset or Basket Component should not be taken as an indication of their future performance. The level of the Reference Asset or Basket Components will determine the amount to be paid on the notes at maturity. The historical performance of a Reference Asset or Basket Component does not necessarily give an indication of future performance. As a result, it is impossible to predict whether a Reference Asset or Basket Component will perform favorably during the term of the notes. The level of the Reference Asset or Basket Components, as applicable, will be influenced by complex and interrelated political, economic, financial and other factors.

You will not have any shareholder rights and will have no right to receive any Reference Asset or Basket Component at maturity. Unless the applicable pricing supplement states that Physical Delivery is applicable to your notes and we elect to deliver shares, investing in your notes will not make you a holder of any Reference Asset or Basket Component. Neither you nor any other holder or owner of the notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to these securities.

Your notes are subject to single equity risk. The level of the Reference Asset or a Basket Component can rise or fall sharply due to factors specific to the Reference Asset or Basket Component and the issuer of the Reference Asset or Basket Component, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of the Reference Asset or each Basket Component, as applicable.

An investment in the notes may be subject to risks associated with non-U.S. securities markets. A Reference Asset or Basket Component may have been issued by a non-U.S. company. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information in the U.S. about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Prices of securities in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

Unless otherwise specified in the applicable pricing supplement, we do not control the issuer of any Reference Asset or Basket Component and have not undertaken any independent review of, or made any due diligence inquiry with respect to, any disclosure made by any other company. Neither we nor any of our affiliates have the ability to control the actions of any issuer of a Reference Asset or Basket Component, nor have we independently verified the adequacy or accuracy of any publicly available information about any of these companies. You should make your own investigation into the issuer of each Reference Asset or Basket Component.

We will not hold any Reference Asset or Basket Component for your benefit. The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any interest in any Reference Asset or Basket Component that we or they may acquire. Neither we nor our affiliates will pledge or otherwise hold any assets for your benefit, including any Reference Assets or Basket Components or any interest therein. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You will have limited anti-dilution protection with respect to a Reference Asset or Basket Component. The Calculation Agent will adjust the Initial Level and any other applicable level of a Reference Asset or Basket Component for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the applicable issuer’s capital structure, but only in the situations we describe in “General Terms of the Notes—Anti-dilution Adjustments” below. The Calculation Agent will not be required to make an adjustment for every corporate event that may affect the relevant security. For example, the Calculation Agent will not make any adjustments for events such as an offering by the issuer of a Reference Asset or Basket Component of equity securities or a tender or exchange offer for less than all outstanding shares of that issuer by a third party. Those events or other actions by the applicable issuer or a third party may nevertheless adversely affect the level of a Reference Asset or Basket Component, as applicable, and adversely affect the value of your notes.

Risks Relating to a Reference Asset that Is a Basket

If your notes are linked to a Basket, the performance of one or more Basket Components may be offset by the performance of one or more other Basket Components. Your notes may be linked to a Basket. In such a case, the performance of one or more Basket Components may not correlate with the performance of one or more other Basket Components. One or more Basket Components may perform favorably, while one or more other Basket Components may not perform as favorably, or may even perform unfavorably. Therefore, in determining the return on your notes, the favorable performance of one Basket component may be moderated, or wholly offset, by the less favorable performance of one or more other Basket Components. If the weightings of the applicable Basket Components are not equal, the performance of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your notes.

Risks Relating to a Reference Asset or Basket Component that Is an ADR

The value of a Reference Asset or Basket Component may not accurately track the value of the common shares of the applicable company. If a Reference Asset or Basket Component is an ADR, each share of that Reference Asset or Basket Component will represent shares of the relevant company (an “underlying company”). The trading patterns of the ADRs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the common shares of the underlying company.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of a Reference Asset or Basket Component. Holders of the underlying company’s ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of a Reference Asset or Basket Component to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs.

GENERAL TERMS OF THE NOTES

This product supplement and the accompanying prospectus dated May 26, 2022 relating to the notes, should be read together. Because the notes are part of a series of our senior debt securities called Senior Medium-Term Notes, Series I, this product supplement and the accompanying prospectus should also be read together with the accompanying prospectus supplement, dated May 26, 2022. Terms used but not defined in this product supplement have the meanings given them in the accompanying prospectus or accompanying prospectus supplement, unless the context requires otherwise.

The notes will be issued in book-entry form through The Depository Trust Company. Owners of beneficial interests in the notes should read the section entitled “Description of the Notes We May Offer—Legal Ownership” in the accompanying prospectus supplement and “Description of the Debt Securities We May Offer—Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The notes are part of a series of senior debt securities entitled “Senior Medium-Term Notes, Series I” that we may issue from time to time under the senior indenture, dated as of January 25, 2010, as supplemented by the First Supplemental Indenture thereto, dated September 23, 2018, between Bank of Montreal and Wells Fargo Bank, National Association and the Third Supplemental Indenture, dated as of May 26, 2022 Bank of Montreal, Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), and the Bank of New York Mellon. Terms that apply generally to our medium term notes are described in “Description of the Notes We May Offer” in the accompanying prospectus supplement. The terms described in this document supplement those described in the accompanying prospectus and the accompanying prospectus supplement, and, if the terms described here are inconsistent with those described in those documents, the terms described in this product supplement are controlling.

Your notes will be linked to the performance of an equity security (a “Reference Asset”) or a weighted basket (a “Basket”) of equity securities (each a “Basket Component”).

If the notes are linked to a Basket, each Basket Component will be assigned a Weighting Percentage that represents its weight in the applicable Basket. Each Basket Component’s Weighting Percentage will be specified in the applicable pricing supplement.

Interest

Unless otherwise set forth in the applicable pricing supplement, we will not pay periodic interest payments on the notes.

If the applicable pricing supplement specifies that we will pay interest, any interest will accrue on the principal amount of your notes and will be calculated and paid as described in the accompanying prospectus and prospectus supplement with regard to fixed rate notes, as modified by the pricing supplement. The interest payment dates will be those specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. The applicable pricing supplement may also specify a fixed amount that will be paid on each interest payment, based on the applicable interest rate.

As long as your notes are in global form, the regular record date for each interest payment date will be the immediately preceding business day, unless otherwise specified in the applicable pricing supplement.

If any payment date, including the Maturity Date, falls on a day that is not a business day, we will pay the required payment on the first subsequent business day, and no additional interest will accrue on the notes as a result.

Payment at Maturity

Unless your notes have been previously redeemed or an Extraordinary Event, if applicable, has occurred, on the Maturity Date you will receive an amount in cash per note equal to the greater of (i) the principal amount per note and (ii) the Alternative Redemption Amount.

Alternative Redemption Amount

With respect to notes linked to a Reference Asset:

Unless otherwise specified in the applicable pricing supplement, the Alternative Redemption Amount will equal the Share Exchange Amount multiplied by the Final Level.

The applicable pricing supplement may specify that Physical Settlement is applicable to your notes. Unless otherwise specified in the applicable pricing supplement, if Physical Settlement is applicable to your notes, the Alternative Redemption Amount will be a number of shares equal to the Share Exchange Amount.

With respect to notes linked to a Basket:

Unless otherwise specified in the applicable pricing supplement, the Alternative Redemption Amount will equal the sum of the Basket Component Cash Values for each Basket Component. The “Basket Component Cash Value” of a Basket Component will equal the product of its Share Exchange Amount multiplied by its Final Level.

Share Exchange Amount. Unless otherwise specified in the applicable pricing supplement, with respect to a Reference Asset or Basket Component, its Share Exchange Amount will equal its Unadjusted Share Amount divided by its Conversion Premium Amount. A Reference Asset or Basket Component’s Share Exchange Amount reflects the adverse effect of its Conversion Premium Amount on the potential payment at maturity you will receive with respect to the notes.

Unadjusted Share Amount.

With respect to notes linked to a Reference Asset:

Unless otherwise specified in the applicable pricing supplement, the Unadjusted Share Amount will equal the principal amount per note divided by the Initial Level.

With respect to notes linked to a Basket:

Unless otherwise specified in the applicable pricing supplement, the Unadjusted Share Amount of a Basket Component will equal (i) the principal amount per note multiplied its Weighting Percentage divided by (ii) the Initial Level.

Conversion Premium Amount. The Conversion Premium Amount will be a fixed value specified in the applicable pricing supplement.

Initial Level. The relevant pricing supplement will set forth the Initial Level of the Reference Asset or Basket Component. Unless otherwise specified in the relevant pricing supplement, the Initial Level of a single Reference Asset or Basket Component will be the closing level of that Reference Asset on the pricing date. The Initial Level may also be an intraday level of the Reference Asset or Basket Component on the pricing date or the arithmetic average of the closing levels of the applicable Reference Asset or Basket Component on two or more specified trading days.

The Initial Level or a Reference Asset of Basket Component may be adjusted as described herein. If any adjustment is made to an Initial Level, the Calculation Agent shall also make a corresponding adjustment to the corresponding Unadjusted Share Amount, Share Exchange Amount and any other term of the notes as needed to account for the adjustment to the Initial Level.

Final Level. The closing level of the Reference Asset or Basket Component, as applicable, on the Valuation Date or the arithmetic average of the closing levels of the Reference Asset or Basket Component, as applicable, on two or more specified trading days (each of which would be a Valuation Date) unless otherwise specified in the applicable pricing supplement.

Trade Date

The Trade Date for your notes will be set forth in the applicable pricing supplement and will be subject to postponement by the Calculation Agent in the event of a market disruption event. The Trade Date may be the same day as the pricing date (i.e., the day by reference to which the Initial Level is determined) or the Trade Date and pricing date may occur on different days.

Settlement Date

The Settlement Date for your notes will be set forth in the applicable pricing supplement and will be subject to postponement by the Calculation Agent in the event of a market disruption event.

Valuation Date

Unless otherwise specified in the relevant pricing supplement, the Valuation Date (if there is only one Valuation Date applicable to the notes) or the final Valuation Date (if there is more than one Valuation Date applicable to the notes) will be the third trading day before the Maturity Date specified in the relevant pricing supplement. If the Calculation Agent determines that a market disruption event occurs or is continuing on any Valuation Date applicable to the notes, the applicable Final Level will be determined according to the calculation in “—Market Disruption Events” below.

If an Issuer Call occurs or a holder elects to exercise its Exchange Right, the Valuation Date or Valuation Dates, as applicable, will be accelerated as described herein under “—Issuer Call” and “—Exchange Right”.

Maturity Date

Unless otherwise specified in the relevant pricing supplement, the Maturity Date will be the third scheduled business day following the Valuation Date or the final Valuation Date, as applicable, unless that date is not a business day, in which case the Maturity Date will be the next following business day. The Maturity Date will be postponed by the same number of trading days as the Valuation Date or the final Valuation Date, as applicable, if a market disruption event occurs or is continuing as described above. In the case of a note linked to a Basket, the Maturity Date will be postponed to maintain the same number of trading days between the last Valuation Date as postponed and the Maturity Date as existed between the originally scheduled Valuation Date and Maturity Date.

No interest will accrue past the originally scheduled Maturity Date specified in the relevant pricing supplement.

If an Issuer Call occurs or a holder elects to exercise its Exchange Right, the Maturity Date will be accelerated as described herein under “—Issuer Call” and “—Exchange Right”.

Certain Definitions

Business Day. Unless otherwise set forth in the applicable pricing supplement, “business day” means a day of the week other than Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City.

If any payment on the notes is scheduled to occur on a day which is not a business day, such payment will be made on the next following business day unless otherwise set forth in the applicable pricing supplement.

Trading Day. Unless otherwise set forth in the applicable pricing supplement, “trading day” is any day, as determined by the Calculation Agent, on which trading is generally conducted on the relevant primary U.S. exchange for a Reference Asset or Basket Component.

Closing Level. Unless otherwise set forth in the applicable pricing supplement, the closing level for a Reference Asset or Basket Component on any trading day will equal the closing sale price or last reported sale price, regular way, for the Reference Asset or Basket Component, as applicable, on a per-share or other unit basis:

●on the principal national securities exchange on which that Reference Asset or Basket Component is listed for trading on that day; or

●if that security is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that Reference Asset or Basket Component.

If a Reference Asset or Basket Component is not listed or traded as described above, then the closing level for that Reference Asset or Basket Component on any trading day will be the average, as determined by the Calculation Agent, of the bid prices for the applicable Reference Asset or Basket Component obtained from as many dealers in that Reference Asset or Basket Component selected by the Calculation Agent, in its sole discretion, as will make those bid prices available to the Calculation Agent. The number of dealers need not exceed three and may include the Calculation Agent or any of our other affiliates.

Issuer Call

Unless otherwise specified in the applicable pricing supplement, the Issuer may , in its sole discretion, redeem your notes in whole, but not in part, (an “Issuer Call”) on any trading day during a specified period (the “Issuer Call Period”). The Issuer will deliver notice of an Issuer Call (an “Issuer Call Notice”) to the trustee, and the Issuer Call Notice will specify the date on which the notes will be redeemed (the “Call Date”).

If the Issuer elects to redeem the notes pursuant to the Issuer Call, the notes will be accelerated and, if the notes have a single Valuation Date the Valuation Date shall be the third trading day immediately preceding the Call Date. If the notes have more than one Valuation Date, the final Valuation Date shall be the third trading day immediately preceding the Call Date and the other Valuation Dates shall be adjusted accordingly. The payment you will receive on the Call Date will be an amount in cash equal to the greater of (i) the principal amount per note and (ii) the Alternative Redemption Amount.

If the applicable pricing supplement specifies that we will make periodic payments of interest on the notes, then you will also receive on the applicable Call Date any interest accrued but not yet paid up to the Call Date.

Unless otherwise set forth in the applicable pricing supplement, the Issuer Call Period shall be each trading day from, and including, the Trade Date to, but excluding, a specified trading day prior to the first Valuation Date.

Exchange Right

If specified in the applicable pricing supplement, you may elect to require the Issuer to exchange your notes, in whole or in part, prior to the Maturity Date (an “Exchange Right”) on any business day during a specified period (the “Exchange Period”). In order to exercise any Exchange Right, you must comply with the exchange procedures described herein.

If you exercise your Exchange Right, the notes will be accelerated and the Valuation Date or the first Valuation Date, as applicable, will be the date on which the Issuer confirms receipt of your exchange notice in accordance with the exchange procedures described herein and the Maturity Date shall be adjusted accordingly. The payment you will receive on the Maturity Date (as accelerated) will be an amount in cash equal to the Alternative Redemption Amount.

If the applicable pricing supplement specifies that we will make periodic payments of interest on the notes, then you will also receive any interest accrued but not yet paid up to the Maturity Date as adjusted.

Unless otherwise set forth in the applicable pricing supplement, the Exchange Period shall be each trading day from, and including, the Trade Date to, but excluding, a specified trading day prior to the first Valuation Date.

Any request to exchange the notes pursuant to the Exchange Right shall be irrevocable.

Exchange Procedures. The following procedures must be followed by you or your broker or other person through whom you hold your notes (your “broker”) in order to exchange your notes pursuant to the Exchange Right. If you fail to comply with these procedures, your request to redeem your notes will be ineffective.

●Either you or your broker must deliver an exchange instruction substantially in the form that will be attached to the applicable pricing supplement as an annex thereto via email to investor.solutions@bmo.com prior to 4:00 p.m. New York time on any business day during the Exchange Period. If your broker will deliver the exchange instruction on your behalf, you must deliver an exchange request to your broker using a method acceptable to your broker and in accordance with any applicable deadlines or procedures that your broker may set.

●The Issuer or BMO Capital Markets Corp. must acknowledge receipt of the properly completed exchange instruction in order for your election to be effective. Any acknowledgment by the Issuer or BMO Capital Market Corp. after 4:00 p.m. New York time on any business day shall be deemed to occur on the next succeeding business day.

●Either you or your broker must all provide all relevant settlement information and either you or your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York time on the Maturity Date (as accelerated). Additionally, either you or your broker must provide any additional information, guarantees or assurances as DTC, the trustee, the paying agent or the Issuer may require in connection with the exchange, including, potentially, a medallion signature guarantee.

The Calculation Agent will resolve any questions that may arise as to the validity of an exchange instruction and compliance with the exchange procedures.

Physical Settlement

The applicable pricing supplement will specify if Physical Settlement is applicable to your notes. Unless otherwise specified in the applicable pricing supplement, Physical Settlement will not be applicable to your notes.

If Physical Settlement is applicable, the Issuer may still elect to deliver payment in cash in its sole discretion. Furthermore, if a Physical Delivery Disruption Event (as defined below) has occurred and is continuing on any Valuation Date, then the Maturity Date of the notes will be postponed by the number of business days (up to ten business days) as the Calculation Agent shall determine to be necessary to enable us to procure the securities needed. We will not pay any additional interest to you if the Maturity Date is so postponed. If we are unable to deliver all or a portion of the securities to which you are entitled on the Maturity Date, as so postponed, we may elect to provide payment in cash.

A “Physical Delivery Disruption Event” means any event or series of events, as a result of which the Calculation Agent determines that, due to the operation of law, regulation, market conditions, our policies or the policies of our affiliates relating to the trading of securities or other factors, we cannot in a commercially reasonable manner procure delivery of all or a portion of the securities required to be delivered.

Market Disruption Events

If the Calculation Agent determines that, on any applicable observation date for your notes, which may include any Valuation Date or any other specified date on which a level of a Reference Asset or Basket Component is to be observed, a market disruption event has occurred or is continuing with respect to a Reference Asset or Basket Component, the determination of the Final Level, closing level or any other relevant level of the applicable Reference Asset or Basket Component, as applicable, may be postponed. If such a postponement occurs, the Calculation Agent will use the closing level of the applicable Reference Asset or Basket Component on the first subsequent trading day on which no market disruption event occurs or is continuing. However, in no event will the determination of the Final Level, closing level or any other relevant level of the applicable Reference Asset or Basket Component, as applicable, be postponed by more than ten trading days.

If the determination of the Final Level, closing level or any other applicable level of the applicable Reference Asset or Basket Component, is postponed to the last possible day, but a market disruption event for the affected Reference Asset or Basket Component occurs or is continuing on that day, that day will be the date on which the Final Level, closing level or other applicable level of the applicable Reference Asset or Basket Component, as applicable, will be determined by the Calculation Agent. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the Final Level, the closing level or other applicable level of the applicable Reference Asset or Basket Component, that would have prevailed in the absence of the market disruption event.

For the avoidance of doubt, in the case of notes linked to a Basket, if the Calculation Agent determines that no market disruption event is occurring with respect to a particular Basket Component, all determination with respect to such Basket Component will be made on the originally scheduled date irrespective of the occurrence of a market disruption event with respect to one or more other Basket Components.

If the Final Level and/or any other applicable level of a Reference Asset or Basket Component will be determined over more than one Valuation Date and a market disruption event occurs or is continuing on any scheduled Valuation Date other than the final Valuation Date with respect to a Reference Asset or Basket Component, the level of that Reference Asset or Basket Component for that Valuation Date will equal the closing level of that Reference Asset or Basket Component on the next scheduled Valuation Date. For example, if a market disruption event occurs or is continuing on the first and second scheduled Valuation Dates with respect to any Reference Asset or Basket Component, but not on the third scheduled Valuation Date, then the closing level of that Reference Asset or Basket Component on the third scheduled Valuation Date will also be deemed to be the closing level of that Reference Asset or Basket Component on the first and second scheduled Valuation Dates. If no further scheduled Valuation Dates occur after a Valuation Date on which a market disruption event occurs or is continuing or if a market disruption event occurs or is continuing on the final Valuation Date with respect to any Reference Asset or Basket Component, then the closing level of that Reference Asset or Basket Component for that Valuation Date will be determined (or, if not determinable, estimated by the Calculation Agent in a manner which is considered to be commercially reasonable under the circumstances) by the Calculation Agent on that final Valuation Date, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the closing level of that Reference Asset or Basket Component that would have prevailed in the absence of the market disruption event.

For the avoidance of doubt, if any observation date (including, without limitation, any Valuation Date) is postponed due to a market disruption event, the relevant payment date will be postponed by the same number of trading days. In the case of a note linked a Basket, the relevant payment date will be postponed to maintain the same number of trading days between the last observation date as postponed and the relevant payment date as existed between the originally scheduled observation date and payment date prior to any postponement.

A market disruption event for a particular offering of the notes shall not necessarily be a market disruption event for any other offering of the notes.

Any of the following will be a market disruption event for a Reference Asset or Basket Component, as determined by the Calculation Agent in its sole discretion:

●a suspension, absence or limitation of trading in (i) that security in its primary market, as determined by the Calculation Agent, or (ii) futures or options contracts relating to that security in the primary market for those contracts, as determined by the Calculation Agent;

●any event that disrupts or impairs, as determined by the Calculation Agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the security in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to the security in its primary market;

●the closure on any day of the primary market for that security on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

●any scheduled trading day on which (i) the primary market for that security or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that security are traded, fails to open for trading during its regular trading session; or

●any other event, if the Calculation Agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this product supplement.

Anti-dilution Adjustments

The Initial Level, as well as any other applicable level, of each Reference Asset or Basket Component will be specified in the applicable pricing supplement. The Calculation Agent will adjust the Initial Level, as well as any other applicable level or term of the notes relating to the Initial Level, of a Reference Asset or Basket Component if any of the dilution events described below occurs with respect to that Reference Asset or Basket Component.

The Calculation Agent will adjust the Initial Level and/or any other applicable level or term of the notes relating to the Initial Level as described below, of a Reference Asset or Basket Component but only if an event below under this section occurs with respect to that Reference Asset or Basket Component and only if the relevant event occurs during the period described under the applicable subsection. The Initial Level and/or any other applicable level or term of the notes relating to the Initial Level of each Reference Asset or Basket Component will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the applicable Reference Asset or Basket Component.

If more than one anti-dilution event requiring adjustment occurs with respect to the Initial Level and/or any other applicable level or term of the notes relating to the Initial Level of a Reference Asset or Basket Component, the Calculation Agent will adjust such Initial Level and/or any other applicable level or term of the notes relating to the Initial Level for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Initial Level and/or any other applicable level or term of the notes relating to the Initial Level of the affected Reference Asset or Basket Component for the first event, the Calculation Agent will adjust such Initial Level and/or any other applicable level or term of the notes relating to the Initial Level for the second event, applying the required adjustment to such Initial Level and/or any other applicable level or term of the notes relating to the Initial Level as already adjusted for the first event, and so on for each event.

If an event requiring an anti-dilution adjustment occurs, the Calculation Agent will make the adjustment in an attempt to offset, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The Calculation Agent may, in its sole discretion, modify the anti-dilution adjustments set forth in the section as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

If a Reference Asset or Basket Component is subject to a stock split or receives a stock dividend, then the Calculation Agent will adjust its Initial Level by dividing the prior Initial Level before the stock split or stock dividend by an amount equal to: (1) the number of shares of the applicable Reference Asset or Basket Component outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the applicable Reference Asset or Basket Component outstanding immediately before the stock split or stock dividend becomes effective. The Calculation Agent may also make a corresponding adjustment to any other level or term of the notes relating to the Initial Level. The Initial Level and/or any other applicable level or term of the notes relating to the Initial Level of a Reference Asset or Basket Component will not be adjusted, however, unless:

●in the case of a stock split, the first day on which the applicable Reference Asset or Basket Component trades without the right to receive the stock split occurs after the pricing date and on or before the applicable observation date; or

●in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the applicable observation date.

The ex-dividend date for any dividend or other distribution with respect to a Reference Asset or Basket Component is the first day on which the applicable Reference Asset or Basket Component trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a Reference Asset or Basket Component is subject to a reverse stock split, then the Calculation Agent will adjust its Initial Level by multiplying the prior Initial Level by a number equal to: (1) the number of shares of the applicable Reference Asset or Basket Component outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the applicable Reference Asset or Basket Component outstanding immediately after the reverse stock split becomes effective. The Calculation Agent may also make a corresponding adjustment to any other level or term of the notes relating to the Initial Level. The Initial Level and/or any other applicable level or term of the notes relating to the Initial Level of the affected Reference Asset or Basket Component will not be adjusted, however, unless the reverse stock split becomes effective after the pricing date and on or before the applicable observation date.

Ordinary Dividends

If the applicable pricing supplement specifies that Ordinary Dividend Adjustments are applicable to your notes, the adjustments described in this “Ordinary Dividends” section shall apply.

The applicable pricing supplement shall specify a base dividend for the Reference Asset or Basket Component for each applicable calendar quarter. If an ordinary dividend is paid in any amount (higher or lower) other than the base dividend, that dividend will be deemed to be an extraordinary divided, the extraordinary dividend amount shall be equal to the amount of the ordinary dividend that is paid per share minus the base dividend and the Initial Level and/or any other applicable level or term of the notes relating to the Initial Level shall be adjusted as described under “—Extraordinary Dividends” (provided, however, that the extraordinary dividend amount shall be determined as described in the preceding clause).

For the avoidance of doubt, if the ordinary cash dividend for any quarter is cancelled, postponed such that the ex-dividend date falls after the Valuation Date or final Valuation Date, as applicable, or is otherwise not paid, such non-payment shall be deemed to be an ordinary dividend of $0 and the Initial Level and any other level or term of the notes relating to the Initial Level will be adjusted on the trading day on which the dividend was expected to be paid unless such day falls after the Valuation Date or final Valuation Date, as applicable, in which case such adjustment will be made on the Valuation Date or final Valuation Date, as applicable.

Extraordinary Dividends

Any distribution or dividend on a Reference Asset or Basket Component determined by the Calculation Agent to be a distribution or dividend that is not in the ordinary course of the issuer’s historical dividend practices will be deemed to be an extraordinary dividend. The Calculation Agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to a Reference Asset or Basket Component, the Calculation Agent will adjust its Initial Level to equal the product of: (1) the prior Initial Level times (2) a fraction, the numerator of which is the amount by which the closing level of the applicable Reference Asset or Basket Component on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing level of the applicable Reference Asset or Basket Component on the business day before the ex-dividend date. The Calculation Agent may also make a corresponding adjustment to any other level or term of the notes relating to the Initial Level. The Initial Level and/or any other applicable level or term of the notes relating to the Initial Level of a Reference Asset or Basket Component will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable observation date.

The extraordinary dividend amount with respect to an extraordinary dividend for a Reference Asset or Basket Component equals:

●for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the applicable Reference Asset or Basket Component minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the applicable Reference Asset or Basket Component; or

●for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. A distribution on a Reference Asset or Basket Component that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the applicable Reference Asset or Basket Component’s Initial Level and/or any other applicable level or term of the notes relating to the Initial Level only as described under “— Stock Splits and Stock Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of a Reference Asset or Basket Component issues transferable rights or warrants to all holders of that Reference Asset or Basket Component to subscribe for or purchase that Reference Asset or Basket Component at an exercise price per share that is less than the closing level of that Reference Asset or Basket Component on the business day before the ex-dividend date for the issuance, then the applicable Initial Level will be adjusted by multiplying the prior Initial Level by the following fraction:

●the numerator will be the number of shares of the applicable Reference Asset or Basket Component outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the applicable Reference Asset or Basket Component that the aggregate offering price of the total number of shares of the applicable Reference Asset or Basket Component so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the closing level on the trading day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing level on the trading day before that ex-dividend date.

●the denominator will be the number of shares of the applicable Reference Asset or Basket Component outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the applicable Reference Asset or Basket Component offered for subscription or purchase under those transferable rights or warrants.

The Calculation Agent may also make a corresponding adjustment to any other level or term of the notes relating to the Initial Level. The Initial Level and/or any other applicable level or term of the notes relating to the Initial Level will not be adjusted, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable observation date.

Reorganization Events

If the issuer of a Reference Asset or Basket Component undergoes a reorganization event in which property other than that Reference Asset or Basket Component —e.g., cash and securities of another issuer—is distributed in respect of that Reference Asset or Basket Component, then, for purposes of calculating the level of that Reference Asset or Basket Component, the Calculation Agent will determine the closing level of the applicable Reference Asset or Basket Component on any applicable observation date to equal the value of the cash, securities and other property distributed in respect of one share of the affected Reference Asset or Basket Component.

If the Calculation Agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the Calculation Agent will, in its sole discretion, substitute another stock for that Reference Asset or Basket Component.

Each of the following is a reorganization event with respect to a Reference Asset or Basket Component:

●a Reference Asset or Basket Component is reclassified, changed or delisted (and, solely in the case of delisted, not immediately relisted on another U.S. national securities exchange);

●the issuer of a Reference Asset or Basket Component has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

●a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

●the issuer of a Reference Asset or Basket Component sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

●the issuer of a Reference Asset or Basket Component effects a spin-off—that is, issues to all holders of the affected Reference Asset or Basket Component securities of another issuer, other than as part of an event described in the four bullet points above;

●the issuer of a Reference Asset or Basket Component is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

●another entity completes a tender or exchange offer for all of the outstanding stock of the issuer of a Reference Asset or Basket Component.

Valuation of Distribution Property

If a reorganization event occurs with respect to a Reference Asset or Basket Component, and the Calculation Agent does not substitute another stock for that Reference Asset or Basket Component as described in “— Substitution” below, then the Calculation Agent will determine the applicable closing level on each observation date so as to equal the value of the property — whether it be cash, securities or other property — distributed in the reorganization event in respect of one share of the affected Reference Asset or Basket Component, as that Reference Asset or Basket Component existed before the date of the reorganization. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The Calculation Agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the applicable observation date.

For the purpose of making a determination required by a reorganization event, the Calculation Agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the Calculation Agent will use the closing level for the security on the relevant date. The Calculation Agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the affected Reference Asset or Basket Component may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the Calculation Agent in its sole discretion.

If a reorganization event occurs and the Calculation Agent adjusts the closing level of the affected Reference Asset or Basket Component on an observation date to equal the value of the distribution property distributed in the event, as described above, the Calculation Agent will make further determinations for later events that affect the distribution property considered in determining the closing level. The Calculation Agent will do so to the same extent that it would make determinations if the applicable Reference Asset or Basket Component were outstanding and were affected by the same kinds of events.

For example, if the issuer of a Reference Asset or Basket Component merges into another company and each share of that Reference Asset or Basket Component is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each observation date the closing level of a share of the applicable Reference Asset or Basket Component will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The Calculation Agent will further determine the common share component of such closing level to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in “— Anti-dilution Adjustments” or as described above in this “— Reorganization Events” section as if the common shares were the applicable Reference Asset or Basket Component. In that event, the cash component will not be redetermined but will continue to be a component of the closing level.

When we refer to “distribution property”, we mean the cash, securities and other property distributed in a reorganization event in respect of the applicable Reference Asset or Basket Component. If an adjustment resulting from a prior reorganization had occurred, the “distribution property” will mean the cash, securities and other property distributed in respect of any securities whose value determines the closing level on an observation date. In the case of a spin-off, the distribution property also includes the Reference Asset or Basket Component in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for the affected Reference Asset or Basket Component as described above. Consequently, in this product supplement, when we refer to a Reference Asset or Basket Component, we mean any distribution property that is distributed in a reorganization event in respect of a Reference Asset or Basket Component. Similarly, when we refer to the issuer of a Reference Asset or Basket Component, we mean any successor entity in a reorganization event.

Substitution

If the Calculation Agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to a Reference Asset or Basket Component upon becoming subject to a reorganization event, then the Calculation Agent will, in its sole discretion, substitute another stock for the affected Reference Asset or Basket Component. In such case, the adjustments described above in “— Valuation of Distribution Property” will not apply.

If the Calculation Agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for the affected Reference Asset or Basket Component. For all purposes, the substitute stock will be deemed to be the affected Reference Asset or Basket Component for all purposes under the notes hereof.

The Calculation Agent will determine, in its sole discretion, the applicable Reference Asset or Basket Component’s Initial Level and/or any other applicable level or term of the notes relating to the Initial Level and/or the manner of valuation of the substitute stock. The Calculation Agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Adjustments Relating to ADRs

A Reference Asset or Basket Component may consist of ADRs of the underlying company. As a result, for purposes of this section, the Calculation Agent will consider the effect of any of the relevant events on the holders of a Reference Asset or Basket Component. For example, if a holder of a Reference Asset or Basket Component receives an extraordinary dividend, the provisions described in this section would apply to the applicable Reference Asset or Basket Component. On the other hand, if a spin-off occurs, and a Reference Asset or Basket Component represents both the spun-off security as well as the existing Reference Asset or Basket Component, the Calculation Agent may determine not to effect the anti-dilution adjustments set forth in this section. More particularly, the Calculation Agent may not make an adjustment (1) if holders of the applicable Reference Asset or Basket Component are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth in this section or (2) to the extent that the Calculation Agent determines that the underlying company or the depositary for the ADRs has adjusted the number of common shares of the underlying company represented by each share of the applicable Reference Asset or Basket Component so that the market price of the applicable Reference Asset or Basket Component would not be affected by the corporate event in question.

If the underlying company or the depository for the ADRs, in the absence of any of the events described in this section, elects to adjust the number of common shares of the underlying company represented by each share of applicable Reference Asset or Basket Component, then the Calculation Agent may make the appropriate anti-dilution adjustments to reflect such change. The depository for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the Calculation Agent may adjust such terms and conditions of the notes as the Calculation Agent determines appropriate to account for that event.

Other Events and Adjustments

The Calculation Agent may make such adjustments to the terms of the notes with respect to any of the events described above, as it deems in its discretion is necessary to ensure an equitable result.

Extraordinary Event

If the applicable pricing supplement provides that Extraordinary Event is applicable to your notes, upon the occurrence, as determined by the Calculation Agent, of an Extraordinary Event (as defined below), (i) the Issuer will deliver notice of the Extraordinary Event (an “Extraordinary Event Notice”) to the trustee, and the Extraordinary Event Notice will specify the date on which the Extraordinary Event Amount will be paid (the “Extraordinary Event Amount Payment Date”), (ii) the Calculation Agent will determine the Extraordinary Event Amount, and (iii) (a) if the notes are linked to a Reference Asset, the Alternative Redemption Amount will be deemed to equal the principal amount per note, or (b) if the notes are linked to a Basket, the Basket Component Cash Value of the affected Basket Component will equal principal amount per note multiplied its Weighting Percentage.

The “Extraordinary Event Amount” will be the fair market value of the embedded option representing the performance-based component of the notes linked to the Reference Asset or Basket Component after taking into account the effect of the Extraordinary Event, as determined by the Calculation Agent in its sole discretion.

If the applicable pricing supplement specifies that we will make periodic payments of interest on the notes, then you will also continue to receive any interest payments otherwise due on the notes until the Maturity Date.

An “Extraordinary Event,” as determined in each case by the Calculation Agent, shall mean:

●all traded options contracts in respect of the Reference Asset or Basket Component are settled;

●a Change in Law Event;

●a Nationalization; or

●a Delisting.

A “Change in Law Event” will occur if due to (A) the adoption of or any change in any applicable law, regulation or order (including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change, announcement or statement of the formal or informal interpretation by any court, tribunal, regulatory or executive authority with competent jurisdiction of any applicable law, regulation or order, the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to a Reference Asset or Basket Component by any class of eligible potential purchasers of the notes, the Issuer or any affiliate of the Issuer is prohibited or, after giving effect to any applicable liquidation, unwind or cure period, will be prohibited (such applicable date, the “change date”).

A “Nationalization” will occur if all shares of the Reference Asset or Basket Component or all or substantially all the assets of the issuer of the Reference Asset or Basket Component are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

A “Delisting” will occur if the primary exchange of the Reference Stock or Basket Component announces that, pursuant to the rules of such exchange, shares of the Reference Stock or Basket Component cease (or will cease) to be listed, traded or publicly quoted on the exchange for any reason (other than by reason of a merger, takeover or other special circumstances as contemplated by the exchange’s rulebook) and are not immediately re-listed, re-traded or re-quoted on a stock exchange or securities market located in the United States.

For the avoidance of doubt, if the applicable pricing supplement specifies that Extraordinary Event is applicable, a Delisting of any Reference Asset or Basket Component will be treated as described in this section, notwithstanding any other provisions set forth above under “—Reorganization Events.”

Delisting of ADRs or Termination of ADR Facility

If a Reference Asset or Basket Component is an ADR that is no longer listed or admitted to trading on a U.S. securities exchange registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the underlying company and the ADR depositary is terminated for any reason, then, on and after the date that the applicable Reference Asset or Basket Component is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the notes will be deemed to be linked to the common shares of the underlying company, and the Calculation Agent will determine the payment at maturity by reference to such common shares. Under such circumstances, the Calculation Agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, including the determination of the Final Level, the closing level of the underlying company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the Calculation Agent, in its sole discretion, determines to be commercially reasonable.

Events of Default

Unless otherwise specified in the applicable pricing supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable on the notes upon any acceleration of the notes will be determined by the Calculation Agent and will be an amount of cash equal to the amount payable as described under the caption “—Payment at Maturity,” calculated as if the date of acceleration were the Valuation Date or the final Valuation Date, as applicable, together with accrued and unpaid interest (if applicable to your notes) through the date of acceleration.

If the maturity of the notes is accelerated because of an event of default, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary, of the amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Role of Calculation Agent

The Calculation Agent will make all determinations regarding the level of the Reference Asset or Basket Components, business days, market disruption events, the default amount, and the amount payable on your notes. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the Calculation Agent.

Please note that our affiliate, BMO Capital Markets Corp., is expected to serve as the Calculation Agent for the notes. We may change the Calculation Agent for your notes at any time after the date of this product supplement without notice and BMO Capital Markets Corp. may resign as Calculation Agent at any time upon 60 days written notice to us.

Listing

Your notes will not be listed on any securities exchange.

Use of Proceeds And Hedging

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus and the accompanying prospectus supplement under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

We or our affiliates expect to enter into hedging transactions involving, among other transactions, purchases or sales of the Reference Assets or Basket Components or listed or over-the-counter options, futures and other instruments linked to the Reference Assets, Basket Components or the securities or other assets that they represent. In addition, from time to time after we issue the notes, we or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into in connection with the notes. Consequently, with regard to your notes, from time to time we or our affiliates expect to acquire or dispose of positions in the Reference Assets or Basket Components or positions in listed or over-the-counter options, futures or other instruments linked to the Reference Assets, Basket Components or the securities or other assets that they represent.

We or our affiliates may acquire a long position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we or our affiliates expect to close out hedge positions relating to the notes and possibly relating to other securities or instruments with returns linked to the Reference Assets, Basket Components or the securities or other assets that they represent. We expect these steps to involve sales of instruments linked to the Reference Assets, Basket Components or these assets on or shortly before the applicable Valuation Dates. These steps may also involve transactions of the type contemplated above. Notwithstanding the above, we are permitted to and may choose to hedge in any manner not stated above; similarly, we may elect not to enter into any such transactions. Investors will not have knowledge about our hedging positions.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No holder of any notes will have any rights or interest in our hedging activity or any positions we or any counterparty may take in connection with our hedging activity.

Supplemental Tax Considerations

The following is a general description of certain tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the United States of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

Supplemental Canadian Tax Considerations

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the notes offered by this document, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of notes, (3) is not affiliated with us, (4) does not receive any payment of interest on a note in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold notes in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary does not address the possible application of the “hybrid mismatch arrangement” rules in section 18.4 of the Tax Act to a Holder (i) that disposes of a Note to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” with respect to the Holder or in respect of which the Holder is a “specified entity”, (ii) that disposes of a Note under, or in connection with, a “structured arrangement”, or (iii) in respect of which we are a “specified entity” (as such terms are defined in subsection 18.4(1) of the Tax Act). Such Holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

Canadian federal income tax considerations applicable to the notes may be described more particularly when such notes are offered (and then only to the extent material) in a pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in that pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a pricing supplement.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the notes should consult their own tax advisors having regard to their own particular circumstances.

Interest paid or credited or deemed to be paid or credited by us on a note (including amounts on account or in lieu of payment of, or in satisfaction of interest) to a Holder generally will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is not subject to withholding tax unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest on a note, or any portion of the principal amount of a note in excess of the issue price, such interest or principal, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax, unless otherwise specified in the applicable pricing supplement.

In the event that a note, interest on which is not exempt from Canadian non-resident withholding tax (other than a note which is an “excluded obligation,” as defined in the Tax Act for this purpose) is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, or in certain cases, the price for which such note was assigned or transferred to the Holder by a person resident or deemed resident in Canada, the excess may be deemed to be interest and may, together with any interest that has accrued on the note to that time, be subject to Canadian non-resident withholding tax.

If an amount of interest paid by us on a note were to be non-deductible by us in computing our income as a result of the application of subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by us as a dividend, and not to have been paid by us as interest, and be subject to Canadian non-resident withholding tax. Subsection 18.4(4) would apply only if a payment of interest by us on a note constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Tax Act.

No payment of interest by us on a note should be considered to arise under a “hybrid mismatch arrangement” as no such payment should be considered to arise under or in connection with a “structured arrangement”, both as defined in subsection 18.4(1) of the Tax Act, on the basis that (i) based on pricing data and analysis provided to Torys LLP by us in relation to these notes, it should not be reasonable to consider that any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in subsection 18.4(6) of the Tax Act is reflected in the pricing of the notes, and (ii) it should also not be reasonable to consider that the notes were designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch”.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a note or on the proceeds received by a Holder on the disposition of a note (including redemption, cancellation, purchase or repurchase).

Supplemental U.S. Federal Income Tax Considerations

The following is a general description of certain U.S. tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the United States of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

    The following disclosure has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure, or the disclosure under “United States Federal Income Taxation” in the prospectus or “Certain Income Tax Consequences—United States Federal Income Taxation” in the prospectus supplement, with regard to an investment in any particular note because this disclosure does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may rely on the following disclosure. Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below.

    Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the pricing supplement relating to your note, and, unless the pricing supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note.

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus). It applies only to those holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. In addition to such exclusions, this discussion does not apply to holders subject to special rules under Section 451(b) of the Code.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether any Reference Asset or any of the entities whose stock is held by or included in any Reference Asset would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “U.S. real property holding corporation” within the meaning of Section 897 of the Code. If any Reference Asset or any of the entities whose stock is held by or included in any Reference Asset were so treated, certain adverse U.S. federal income tax consequences could possibly apply. You should refer to any available information filed with the SEC and other authorities by any Reference Asset and the entities whose stock is held by or included in any Reference Asset, as applicable, and consult your tax advisor regarding the possible consequences to you in this regard.

The following discussion assumes that your notes (i) are purchased for an amount equal to their issue price, as determined for U.S. federal income tax purposes, (ii) pay a minimum amount at maturity that is equal to the principal amount, (iii) are denominated in U.S. dollars, and (iv) will not pay you interest during the term of the notes. The relevant pricing supplement will discuss the tax consequences if the minimum payment on your notes is less than 100% of the principal amount, your notes are not denominated in U.S. dollars, or your notes pay you interest during the term of the notes. Unless otherwise specified in the relevant pricing supplement, Bank of Montreal intends to treat any interest with respect to the notes, as determined for U.S. federal income tax purposes, as from sources within the United States.

Where the Term of the Notes Exceeds One Year

Where the term of the notes exceeds one year, we intend to treat the notes as subject to the special tax rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the notes (the “comparable yield”) and then determining a payment schedule as of the issue date that would produce the comparable yield. A projected payment schedule with respect to a note generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that note equal to the comparable yield. This projected payment schedule will consist of the principal amount, any noncontingent payments provided under the terms of the note, and a projection for tax purposes of each contingent payment. These rules generally will have the effect of requiring you to include amounts as income in respect of the notes prior to your receipt of cash attributable to that income. If the notes provide for an automatic redemption, it is not entirely clear how, under the Treasury regulations, the maturity date for debt instruments such as the notes should be determined for purposes of computing the comparable yield and projected payment schedule. It would be reasonable, however, to compute the comparable yield and projected payment schedule for your note based on the assumption that your note will remain outstanding until the stated maturity date and the projected contingent payment will be made at that time, and we intend to make the computation in this manner.

The amount of interest that you will be required to include in income during each accrual period for the notes will equal the product of the adjusted issue price for the notes at the beginning of the accrual period and the comparable yield for the notes for such period. The adjusted issue price of the notes will equal the notes’ original offering price plus any interest deemed to be accrued on the notes (under the rules governing contingent payment debt instruments) and decreased by the projected amount of any payments previously made on the notes.

To obtain the comparable yield and projected payment schedule for your particular note, you should contact the Managing Director at the US Retail Investor Solutions Group via email at investor.solutions@bmo.com or via mail at BMO Capital Markets US Retail Investor Solutions Group 151 West 42nd Street, New York, New York 10036. You are required to use such comparable yield and projected payment schedule in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of the notes, and we make no representations regarding the amount of contingent payments with respect to the notes.

If the contingent payment on the notes becomes fixed on a day that is more than six months before the payment is due, applicable Treasury regulations provide that you should make adjustments to the prior and future interest inclusions in respect of your notes over the remaining term for the notes in a reasonable manner. You should consult your tax advisor as to what would be a “reasonable manner” in your particular situation.

You will recognize gain or loss on the sale, automatic redemption or maturity of the notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the notes. In general, your adjusted basis in the notes will equal the amount you paid for the notes, increased by the amount of interest you previously accrued with respect to the notes (in accordance with the comparable yield for the notes), and decreased by the projected amount of any payments previously made on your notes.

Any gain you recognize on the sale, automatic redemption or maturity of the notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the notes, and thereafter, capital loss. The deductibility of capital losses is limited.

Where the Term of the Notes Will Not Exceed One Year Without Regard to the Effect of an Extension in the Event of a Market Disruption Event

Where the term of the notes will not exceed one year, we intend to treat such notes as contingent debt instruments with a term of one year or less. There are no specific rules that govern contingent short-term debt. However, it is likely that the notes should be subject to the general rules that are applicable to short-term debt as described under the heading “United States Federal Income Taxation—Tax Consequences to Holders of Our Debt Securities—Original Issue Discount—Short-Term Debt Securities” in the accompanying prospectus. For purposes of applying such rules, amounts should not be treated as having accrued on the notes until a holder is entitled to a fixed minimum positive return.

If the term of your notes may exceed one year in the event of a market disruption event, your notes may be treated as notes with a term in excess of one year. In such case, your notes would be subject to the rules described under “—Where the Term of the Notes Exceeds One Year” above.

Non-United States Holders

The following discussion applies to non-United States holders of the notes. A non-United States holder is a beneficial owner of a note that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

Except as discussed below, subject to generally applicable exceptions set forth in the rules exempting “portfolio interest” from U.S. withholding tax, a non-United States holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes, provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the United States for 183 days or more during the taxable year of the sale, automatic redemption or maturity of the notes. In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a United States holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-United States holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Except as otherwise set forth in any applicable pricing supplement, we expect that the delta of a note with terms described in this product supplement with respect to the Reference Assets will not be one, and therefore, we expect non-United States holders should not be subject to withholding on dividend equivalent payments, if any, under a note described in this product supplement issued before January 1, 2027. However, it is possible that notes issued before January 1, 2027 could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting a Reference Asset or the notes, and following such occurrence, such notes could be treated as subject to withholding on dividend equivalent payments. Non-United States holders that enter, or have entered, into other transactions in respect of a Reference Asset or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Backup Withholding and Information Reporting

Please see the discussion under “United States Federal Income Taxation—Other Considerations—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

In the case of a non-United States holder, backup withholding and information reporting will not apply to payments made if the non-United States holder provides the required certification that it is not a United States person, or the non-United States holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

Proposed regulations eliminate the requirement of withholding on gross proceeds from the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we (or an applicable withholding agent) determine withholding is appropriate with respect to the notes, we (or such agent) will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Account holders subject to information reporting requirements pursuant to the Foreign Account Tax Compliance Act may include holders of the notes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing the Foreign Account Tax Compliance Act may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the notes.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

Subject to the following discussion, the notes may be purchased by an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA, a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include the assets of any of the foregoing (each of the foregoing, a “Benefit Plan Investor”), or any other plan which is subject to any federal, state, local or other law that is substantially similar to the fiduciary responsibility and prohibited transaction provisions of ERISA or Section 4975 of the Code (“Similar Law”). A fiduciary of a Benefit Plan Investor subject to ERISA, should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors, from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Benefit Plan Investors. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to Similar Law.

The acquisition of notes by Benefit Plan Investor with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for certain transactions between a Benefit Plan Investor and persons who are parties in interest or disqualified persons solely by reason of providing services to the Benefit Plan Investor or being affiliated with such service providers. There can be no assurance that these or any other exemption will be available with respect to any particular transaction involving the notes, or that, if an exemption is available, it will cover all aspects of any particular transaction.

Because we or our affiliates may be considered to be a party in interest with respect to many plans, the notes may not be purchased, held or disposed of by any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the service provider exemption, or any other applicable exemption. Except as otherwise set forth in any applicable pricing supplement, by its purchase of any notes, each purchaser (whether in the case of the initial purchase or in the case of a subsequent transferee) will be deemed to have represented and agreed by its purchase and holding of the notes offered hereby that either (i) it is not and it is not acquiring the notes on behalf of, or with the assets of a Benefit Plan Investor or any other plan that is subject to Similar Law, or (ii) its purchase, holding and disposition of the notes will not, in the case of a Benefit Plan Investor, result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because an exemption is available with respect to such transactions and all the conditions of such exemption have been satisfied (or, in the case of any other plan, result in a violation of Similar Law).

Supplemental Plan of Distribution

With respect to each note to be issued, we will agree to sell to BMO Capital Markets Corp., and BMO Capital Markets Corp. will agree to purchase from us, the principal amount of the note specified, at the price specified in the applicable pricing supplement, less the indicated underwriting commission. BMO Capital Markets Corp. may also resell the notes to other brokers or dealers in connection with any offering. BMO Capital Markets Corp. or another of our affiliates may repurchase and resell outstanding notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities see “Supplemental Plan of Distribution” in the accompanying prospectus supplement.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by the EU PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.